UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	September 19, 2008

Commission File Number 333-119566

DYNAMIC ALERT LIMITED
(Exact name of registrant as specified in its charter)

Nevada	98-0430746

State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

2950 East Ranchero Drive, Suite #5, Palm Springs CA 92262
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 889-0888

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 20, 2008, Dynamic Alert Limited entered into an Asset Purchase Agreement with Cannex Therapeutics LLC, a California limited liability company (“Cannex”), whereby Dynamic Alert agreed to purchase all of Cannex’s rights titles and interests in Cannex’s cannabis research and development business. The assets to be purchased includes but is not limited to Cannex’s website, client base, all hardware and software, intellectual property, billing system and all rights, properties, patents, trademarks and formulas pertaining to Cannex’s cannabis research and business. All assets to be acquired under this agreement are to free of all liabilities, contingent liabilities, encumbrances or obligations. Cannex agreed that following the sale of its assets to Dynamic Alert that neither it nor its affiliates will compete in the cannabis research and development business. Under the Asset Purchase Agreement, Dynamic agreed to issue to Cannex 1 million restricted shares of its common stock as consideration for the assets of Cannex.

As a condition to the closing of the agreement with Cannex, Dynamic is to enter into management agreements with Mr. Steve W. Kubby and Dr. Richard Melamede whereby each are to be elected to the Board of Directors of Dynamic and Mr. Kubby will be named Dynamic’s President and dr. Melamede will be appointed as Director of Research & Development.

The parties expect to close on this transaction, following completion of due diligence, no later than January 20, 2009.

ITEM 4.01 – Departure of Directors; Election of Directors

(b) Departure of Director and Officer

On September 19, 2008, the Board of Directors of Dynamic Alert Limited (the “Company”) accepted the resignation of Audrey Reich as the Company’s President and as a member of the Company’s Board of Directors (the “Board”).

(b) Election of New Directors and Officer

On September 19, 2008, the Board appointed Mr. Richard Cowan as the Company’s CEO and member of the Board of Directors. Mr. Cowan earned a Bachelor of Arts in Economics from Yale University in 1962. Mr. Cowan has been a Senior Advisor to Cannex Therapeutics, LLC, of Fort Bragg, California. Mr. Cowan has otherwise been retired for the past five years.

On October 22, 2008, the Board expanded the number of its members from three (3) to four (4) and elected Dr. Robert Melamede as the fourth member of the Board.

Dr. Melamede earned a B.A. degree in Anatomy and Physics and an M.S. degree in Molecular Science and Biochemistry from the Herbert H. Lehman College in 1969 and 1972, respectively. Dr. Melamede also earned a Ph.D in Molecular Science and Biochemistry from the City University of New York in 1980. From September 2001 through September 2005, Dr. Melamede was Chairman of the Biology Dept. at the University of Colorado in Colorado Springs, Colorado and since September 2001 to the present, he has been an Associate Professor at the University of Colorado.

ITEM 9.01 – Financial Statements and Exhibits

(d) EXHIBITS

99.1 Press release dated September 19, 2008, announcing the resignation of Audrey Reich and the election of Richard Cowan as CEO and as a member of the Board of Directors.

99.2 Press release dated October 22, 2008 announcing the election of Dr. Robert Melamede to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:

November 5, 2008

DYNAMIC ALERT LIMITED

By: Name: Title:	/s/Richard Cowan Richard Cowan Chief Executive Officer